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                                                                    Exhibit 99.2

                              Exhibit 24(b)(10)(a)

               Written Consent of Sutherland Asbill & Brennan LLP


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                               [S.A.B. Letterhead]


                                 April 18, 2002



Board of Directors
AUSA Life Insurance Company, Inc.
4 Manhattanville Road
Purchase, New York  10577

         RE:      AUSA Series Annuity Account
                  AUSA Freedom Premier
                  File No. 333-63218/811-10417

Gentlemen:

         We hereby consent to the use of our name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 (File No. 333-63218) of the AUSA Series Annuity Account filed by AUSA Life Insurance Company, Inc. with the Securities and Exchange Commission under the Securities Act of 1933. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                 Very truly yours,

                                 SUTHERLAND ASBILL & BRENNAN LLP


                                 By:  /s/ Mary Jane Wilson-Bilik
                                 -------------------------------
                                     Mary Jane Wilson-Bilik